                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                                     [LOGO]

                    ----------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue - Term Sheet Additional Disclosure

Mortgage Pass-Through Certificates, Series 2007-A
$716,215,000 (approximate)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

U.S. Bank National Association
Trustee and Custodian







January 24, 2007




Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                                   DISCLAIMER
                                   ----------


This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

                  TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
                  (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                  ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.





                                       2


Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



        >>   BAFC 2007-A Replines                                       pg.  4

        >>   Assumptions Relating to Decrement Tables                   pg.  8

        >>   Decrement Tables                                           pg.  9






                                       3


Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                         BAFC 2007-A Replines (Group 1)


                                                                   Cut-off
                      Cut-Off      Current        Current Net     Remaining
                      Unpaid       Mortgage         Mortgage        Term to    Original
                     Principal     Interest         Interest        Stated   Amortization  Loan      Initial         Periodic
 Group  SubGroup      Balance        Rate             Rate         Maturity      Term       Age      Rate Cap        Rate Cap
--------------------------------------------------------------------------------------------------------------------------------
      1 A            835,950.00   6.5516403493     6.2986403493       356        240         4      2.2839284646     2.0000000000
      1 A          2,555,714.98   7.4010978569     7.1480978569       357        240         3      2.6500137977     2.0000000000
      1 A            118,400.00   6.8750000000     6.4970000000       360        360         0      2.0000000000     2.0000000000
      1 A          1,131,050.00   6.8815812740     6.6285812740       357        240         3      3.1911056098     1.0000000000
      1 A            378,300.00   7.5000000000     7.2470000000       358        240         2      3.0000000000     1.0000000000
      1 A            751,515.90   6.9957341288     6.7427341288       357        360         3      3.0000000000     1.0000000000
      1 A            575,061.18   6.3750000000     5.9970000000       351        360         9      2.0000000000     2.0000000000
      1 A            385,436.00   7.3750000000     6.9970000000       288        180        12      5.3750000000     0.0000000000
      1 A            241,700.00   7.1250000000     6.7470000000       298        180         2      4.8750000000     0.0000000000
      1 B            505,629.78   5.3091488994     5.0561488994       342        240        18      5.0000000000     2.0000000000
      1 B            124,560.00   5.5000000000     5.2470000000       345        240        15      5.0000000000     2.0000000000
      1 B            341,000.00   5.5000000000     5.2470000000       346        240        14      5.0000000000     2.0000000000
      1 B            150,000.00   5.3750000000     5.1220000000       347        240        13      5.0000000000     2.0000000000
      1 B            137,789.00   6.0000000000     5.7470000000       359        240         1      5.0000000000     2.0000000000
      1 B            364,000.00   5.3763736264     5.1233736264       331        300        29      5.0000000000     2.0000000000
      1 B            252,082.35   5.6207146990     5.3677146990       338        300        22      5.0000000000     2.0000000000
      1 B            601,000.00   5.5000000000     5.2470000000       341        300        19      5.0000000000     2.0000000000
      1 B            383,569.20   5.5000000000     5.2470000000       342        300        18      5.0000000000     2.0000000000
      1 B          1,562,490.00   6.5242233550     6.2712233550       359        300         1      5.0000000000     2.0000000000
      1 B            327,616.20   5.2500000000     4.9970000000       310        360        50      5.0000000000     2.0000000000
      1 B            371,968.70   5.5000000000     5.2470000000       313        360        47      5.0000000000     2.0000000000
      1 B            257,416.37   5.3750000000     5.1220000000       314        360        46      5.0000000000     2.0000000000
      1 B            144,253.05   5.0000000000     4.7470000000       330        360        30      5.0000000000     2.0000000000
      1 B            274,437.49   4.8750000000     4.6220000000       332        360        28      5.0000000000     2.0000000000
      1 B            665,725.29   5.4824762328     5.2294762328       338        360        22      5.0000000000     2.0000000000
      1 B            337,061.99   5.7500000000     5.4970000000       339        360        21      5.0000000000     2.0000000000
      1 B            153,593.09   5.5000000000     5.2470000000       341        360        19      5.0000000000     2.0000000000
      1 B            206,655.33   5.3750000000     5.1220000000       344        360        16      5.0000000000     2.0000000000
      1 B            327,413.00   6.6631452096     6.4101452096       359        360         1      5.0000000000     2.0000000000
      1 B             99,954.17   5.5000000000     5.2470000000       343        240        17      5.0000000000     2.0000000000
      1 B            355,500.00   8.2355133615     7.9825133615       356        240         4      5.0000000000     2.0000000000
      1 B          1,045,750.60   7.3254184160     7.0724184160       357        240         3      5.0000000000     2.0000000000
      1 B            735,000.00   6.2500000000     5.9970000000       359        240         1      5.0000000000     2.0000000000
      1 B            885,000.00   6.2542372881     6.0012372881       360        240         0      5.0000000000     2.0000000000
      1 B            261,800.00   5.8750000000     5.4970000000       342        300        18      5.0000000000     2.0000000000
      1 B          2,172,462.40   6.5586780006     6.3056780006       358        300         2      5.0000000000     2.0000000000
      1 B          4,530,333.77   6.2310297876     5.9780297876       359        300         1      5.0000000000     2.0000000000
      1 B          2,016,800.00   6.3087936335     6.0557936335       360        300         0      5.0000000000     2.0000000000
      1 B            256,145.72   5.1250000000     4.8720000000       311        360        49      5.0000000000     2.0000000000
      1 B            279,654.20   5.1250000000     4.8720000000       320        360        40      5.0000000000     2.0000000000
      1 B            225,386.10   5.2500000000     4.9970000000       330        360        30      5.0000000000     2.0000000000
      1 B             62,581.91   5.1250000000     4.8720000000       331        360        29      5.0000000000     2.0000000000
      1 B            261,478.68   6.7500000000     6.4970000000       356        360         4      5.0000000000     2.0000000000
      1 B            524,412.12   6.8770632532     6.6240632532       357        360         3      5.0000000000     2.0000000000
      1 B            751,215.90   6.8110478176     6.5580478176       358        360         2      5.0000000000     2.0000000000
      1 B            992,613.51   6.0203952606     5.7673952606       359        360         1      5.0000000000     2.0000000000
      1 B            231,920.00   7.8750000000     7.6220000000       355        240         5      5.0000000000     1.0000000000
      1 B            294,455.15   7.9329727507     7.0072110906       356        240         4      5.0000000000     1.0000000000
      1 B          3,261,701.90   7.1824549057     6.7795443329       357        240         3      5.0000000000     1.0000000000
      1 B          3,157,600.00   7.0407112997     6.7877112997       358        240         2      5.0000000000     1.0000000000
      1 B            296,304.29   6.3750000000     5.9180000000       356        360         4      5.0000000000     1.0000000000
      1 B            895,933.30   6.6498214822     6.3968214822       357        360         3      5.0000000000     1.0000000000
      1 B            644,499.14   6.7528316950     6.4998316950       358        360         2      5.0000000000     1.0000000000
      1 B            211,141.53   6.8750000000     6.6220000000       470        480        10      5.0000000000     2.0000000000
      1 B            243,000.70   6.7500000000     6.4970000000       478        480         2      5.0000000000     2.0000000000
      1 B            421,416.81   6.5362980062     6.2832980062       479        480         1      5.0000000000     2.0000000000
      1 B          1,606,200.00   6.5700877848     6.3170877848       480        480         0      5.0000000000     2.0000000000



                                                                      Original    Cut-Off      Payment
                    Gross            Rate                Rate         Interest     Months       Reset                  Prepayment
 Group  SubGroup    Margin          Ceiling             Floor         Only Term    to Roll     Frequency     Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
      1 A         2.8209821162     12.5516403493      2.8209821162        120         32           12      1 YR LIBOR        0
      1 A         2.9125034494     13.4010978569      2.9125034494        120         33           12      1 YR LIBOR        0
      1 A         2.2500000000     12.8750000000      2.2500000000         0          36           12      1 YR LIBOR        0
      1 A         2.8679435038     12.6418040759      2.8679435038        120         33           6       6 MO LIBOR        0
      1 A         3.0000000000     13.5000000000      3.0000000000        120         34           6       6 MO LIBOR        0
      1 A         3.0000000000     12.9957341288      3.0000000000         0          33           6       6 MO LIBOR        0
      1 A         2.2500000000     12.3750000000      2.2500000000         0          3            12      1 YR LIBOR        0
      1 A         2.0000000000     12.0000000000      2.0000000000        120         0            6       6 MO LIBOR        0
      1 A         1.6250000000     12.0000000000      1.6250000000        120         4            6       6 MO LIBOR        0
      1 B         2.7500000000     10.3091488994      2.7500000000        120         42           12       1 YR CMT         0
      1 B         2.7500000000     10.5000000000      2.7500000000        120         45           12       1 YR CMT         0
      1 B         2.7500000000     10.5000000000      2.7500000000        120         46           12       1 YR CMT         0
      1 B         2.7500000000     10.3750000000      2.7500000000        120         47           12       1 YR CMT         0
      1 B         2.7500000000     11.0000000000      2.7500000000        120         59           12       1 YR CMT         0
      1 B         2.7500000000     10.3763736264      2.7500000000         60         31           12       1 YR CMT         0
      1 B         2.7500000000     10.6207146990      2.7500000000         60         38           12       1 YR CMT         0
      1 B         2.7500000000     10.5000000000      2.7500000000         60         41           12       1 YR CMT         0
      1 B         2.7500000000     10.5000000000      2.7500000000         60         42           12       1 YR CMT         0
      1 B         2.7500000000     11.5242233550      2.7500000000         60         59           12       1 YR CMT         0
      1 B         2.7500000000     10.2500000000      2.7500000000         0          10           12       1 YR CMT         0
      1 B         2.7500000000     10.5000000000      2.7500000000         0          13           12       1 YR CMT         0
      1 B         2.7500000000     10.3750000000      2.7500000000         0          14           12       1 YR CMT         0
      1 B         2.7500000000     10.0000000000      2.7500000000         0          30           12       1 YR CMT         0
      1 B         2.7500000000      9.8750000000      4.8750000000         0          32           12       1 YR CMT         0
      1 B         2.7500000000     10.4824762328      2.7500000000         0          38           12       1 YR CMT         0
      1 B         2.7500000000     10.7500000000      2.7500000000         0          39           12       1 YR CMT         0
      1 B         2.7500000000     10.5000000000      2.7500000000         0          41           12       1 YR CMT         0
      1 B         2.7500000000     10.3750000000      2.7500000000         0          44           12       1 YR CMT         0
      1 B         2.7500000000     11.6631452096      2.7500000000         0          59           12       1 YR CMT         0
      1 B         2.2500000000     10.5000000000      2.2500000000        120         43           12      1 YR LIBOR        0
      1 B         2.7500000000     13.2355133615      2.7500000000        120         56           12      1 YR LIBOR        0
      1 B         2.7500000000     12.3254184160      2.7500000000        120         57           12      1 YR LIBOR        0
      1 B         2.2500000000     11.2500000000      2.2500000000        120         59           12      1 YR LIBOR        0
      1 B         2.2500000000     11.2542372881      2.2500000000        120         60           12      1 YR LIBOR        0
      1 B         2.2500000000     10.8750000000      2.2500000000         60         42           12      1 YR LIBOR        0
      1 B         2.2500000000     11.5586780006      2.2500000000         60         58           12      1 YR LIBOR        0
      1 B         2.2500000000     11.2310297876      2.2500000000         60         59           12      1 YR LIBOR        0
      1 B         2.2500000000     11.3087936335      2.2500000000         60         60           12      1 YR LIBOR        0
      1 B         2.2500000000     10.1250000000      2.2500000000         0          11           12      1 YR LIBOR        0
      1 B         2.2500000000     10.1250000000      2.2500000000         0          20           12      1 YR LIBOR        0
      1 B         2.2500000000     10.2500000000      2.2500000000         0          30           12      1 YR LIBOR        0
      1 B         2.2500000000     10.1250000000      2.2500000000         0          31           12      1 YR LIBOR        0
      1 B         2.7500000000     11.7500000000      2.7500000000         0          56           12      1 YR LIBOR        0
      1 B         2.5847088355     12.3332668673      2.5847088355         0          57           12      1 YR LIBOR        0
      1 B         2.2500000000     11.8110478176      2.2500000000         0          58           12      1 YR LIBOR        0
      1 B         2.2500000000     11.0203952606      2.2500000000         0          59           12      1 YR LIBOR        0
      1 B         2.7500000000     12.8750000000      2.7500000000        120         55           6       6 MO LIBOR        0
      1 B         2.7500000000     12.9329727507      2.7500000000        120         56           6       6 MO LIBOR        0
      1 B         2.7500000000     12.1824549057      2.7500000000        120         57           6       6 MO LIBOR        0
      1 B         2.7500000000     12.0407112997      2.7500000000        120         58           6       6 MO LIBOR        0
      1 B         2.7500000000     11.3750000000      2.7500000000         0          56           6       6 MO LIBOR        0
      1 B         2.7500000000     11.6498214822      2.7500000000         0          57           6       6 MO LIBOR        0
      1 B         2.7500000000     11.7528316950      2.7500000000         0          58           6       6 MO LIBOR        0
      1 B         2.2500000000     11.8750000000      2.2500000000         0          50           12      1 YR LIBOR        0
      1 B         2.2500000000     11.7500000000      2.2500000000         0          58           12      1 YR LIBOR        0
      1 B         2.2500000000     11.5362980062      2.2500000000         0          59           12      1 YR LIBOR        0
      1 B         2.2500000000     11.5700877848      2.2500000000         0          60           12      1 YR LIBOR        0





                                       4

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



                    BAFC 2007-A Replines (Group 1 Continued)




                                                                   Cut-off
                    Cut-Off        Current        Current Net     Remaining
                     Unpaid        Mortgage         Mortgage        Term to    Original
                   Principal       Interest         Interest        Stated   Amortization  Loan      Initial         Periodic
 Group  SubGroup    Balance          Rate             Rate         Maturity      Term       Age      Rate Cap        Rate Cap
--------------------------------------------------------------------------------------------------------------------------------
      1 C            180,308.85   6.2500000000     5.9970000000       359        240         1      5.0000000000     2.0000000000
      1 C            129,386.88   6.7500000000     6.4970000000       356        276         4      5.0000000000     2.0000000000
      1 C            375,725.00   6.7078398430     6.4548398430       357        276         3      5.0000000000     2.0000000000
      1 C            640,300.00   6.8382789318     6.5852789318       358        276         2      5.0000000000     2.0000000000
      1 C            570,178.00   6.8967015564     6.6437015564       359        276         1      5.0000000000     2.0000000000
      1 C          1,034,308.71   6.3672358069     6.1142358069       357        360         3      5.0000000000     2.0000000000
      1 C            607,084.81   5.9608421701     5.7078421701       358        360         2      5.0000000000     2.0000000000
      1 C            388,776.05   6.4694915717     6.2164915717       359        360         1      5.0000000000     2.0000000000
      1 C            400,000.00   6.5000000000     6.2470000000       356        240         4      5.0000000000     2.0000000000
      1 C            664,033.87   7.1754619855     6.9224619855       357        240         3      5.0000000000     1.6009239709
      1 C            175,953.33   6.5000000000     6.2470000000       358        276         2      5.0000000000     2.0000000000
      1 C          1,308,380.00   6.1580437258     5.9050437258       359        276         1      5.0000000000     2.0000000000
      1 C            582,000.00   6.5167525773     6.2637525773       360        276         0      5.0000000000     2.0000000000
      1 C            621,578.27   6.6800906003     6.4270906003       358        360         2      5.0000000000     2.0000000000
      1 C            213,774.14   6.9942606072     6.7412606072       359        360         1      5.0000000000     2.0000000000
      1 C            668,693.73   6.4764675526     6.2234675526       349        240        11      5.0000000000     1.0000000000
      1 C            172,200.00   7.0000000000     6.7470000000       356        240         4      5.0000000000     1.0000000000
      1 C          4,698,137.17   7.1713702486     6.8874891580       357        240         3      5.0000000000     1.0000000000
      1 C          2,938,749.60   6.7366589178     6.4836589178       358        240         2      5.0000000000     1.0000000000
      1 C          1,882,202.17   6.7519387961     6.4989387961       357        360         3      5.0000000000     1.0000000000
      1 C            737,272.44   6.6005869011     6.3475869011       358        360         2      5.0000000000     1.0000000000
      1 C            532,435.36   6.6250000000     6.3720000000       471        480         9      5.0000000000     2.0000000000
      1 C            191,427.41   6.2500000000     5.9970000000       477        480         3      5.0000000000     2.0000000000
      1 C            293,452.57   6.0000000000     5.7470000000       479        480         1      5.0000000000     2.0000000000
      1 D            230,117.10   5.7500000000     5.4970000000       342        240        18      5.0000000000     2.0000000000
      1 D            621,500.00   7.2553298471     7.0023298471       355        240         5      5.0000000000     2.0000000000
      1 D          1,429,606.10   6.6288587063     6.3758587063       357        240         3      5.0000000000     2.0000000000
      1 D          1,860,169.60   6.7707280024     6.5177280024       358        240         2      5.0000000000     2.0000000000
      1 D            218,267.48   6.3750000000     6.1220000000       359        240         1      5.0000000000     2.0000000000
      1 D            191,161.15   6.6250000000     6.3720000000       358        360         2      5.0000000000     2.0000000000
      1 D            278,502.27   6.7500000000     6.4970000000       359        360         1      5.0000000000     2.0000000000
      1 D            116,025.00   7.1250000000     6.8720000000       358        251         2      5.0000000000     2.0000000000
      1 D            194,346.09   6.3750000000     6.1220000000       348        240        12      5.0000000000     2.0000000000
      1 D            377,259.51   6.5000000000     6.2470000000       349        240        11      5.0000000000     2.0000000000
      1 D            220,866.15   6.5000000000     6.2470000000       350        240        10      5.0000000000     2.0000000000
      1 D          1,029,000.00   6.6043488824     6.3513488824       359        240         1      5.0000000000     2.0000000000
      1 D            140,400.00   5.8750000000     5.6220000000       360        240         0      5.0000000000     2.0000000000
      1 D            158,849.84   6.0000000000     5.7470000000       342        240        18      5.0000000000     2.0000000000
      1 D            161,600.00   6.0000000000     5.7470000000       343        240        17      5.0000000000     2.0000000000
      1 D            107,993.94   6.1250000000     5.8720000000       344        240        16      5.0000000000     2.0000000000
      1 D            127,069.74   5.8750000000     5.6220000000       346        240        14      5.0000000000     2.0000000000
      1 D          1,287,993.58   7.0007757783     6.7477757783       347        240        13      5.0000000000     2.0000000000
      1 D            881,619.00   6.9938357726     6.7408357726       348        240        12      5.0000000000     2.0000000000
      1 D          9,691,207.53   6.4227089679     6.1697089679       349        240        11      5.0000000000     2.0000000000
      1 D          3,099,118.23   6.4477490586     6.1947490586       350        240        10      5.0000000000     2.0000000000
      1 D            119,200.00   7.6250000000     7.3720000000       344        240        16      5.0000000000     2.0000000000
      1 D            396,000.00   6.2500000000     5.9970000000       346        240        14      5.0000000000     2.0000000000
      1 D          1,047,815.58   6.3751412963     6.1221412963       348        240        12      5.0000000000     2.0000000000
      1 D          5,483,718.70   6.7277767391     6.4747767391       349        240        11      5.0000000000     2.0000000000
      1 D            371,000.00   5.6250000000     5.3720000000       344        240        16      5.0000000000     2.0000000000
      1 D            516,393.49   6.4062730245     6.1532730245       346        240        14      5.0000000000     2.0000000000
      1 D          1,522,733.27   6.7455673590     6.4925673590       348        240        12      5.0000000000     2.0000000000
      1 D          3,795,807.30   6.4364317388     6.1834317388       349        240        11      5.0000000000     2.0000000000
      1 D            823,796.77   6.3050676504     6.0520676504       350        240        10      5.0000000000     2.0000000000
      1 D            603,962.40   6.3750000000     6.1220000000       349        360        11      5.0000000000     2.0000000000
      1 D            449,062.37   6.1591298192     5.9061298192       348        360        12      5.0000000000     2.0000000000
      1 D            115,005.91   6.6250000000     6.3720000000       349        360        11      5.0000000000     2.0000000000
      1 D            104,617.17   6.6250000000     6.3720000000       350        360        10      5.0000000000     2.0000000000
      1 D            799,779.97   6.7416722533     6.4886722533       356        360         4      5.0000000000     2.0000000000
      1 D            124,587.05   6.6250000000     6.3720000000       476        480         4      5.0000000000     2.0000000000




                                                                      Original    Cut-Off      Payment
                    Gross            Rate                Rate         Interest     Months       Reset                  Prepayment
 Group  SubGroup    Margin          Ceiling             Floor         Only Term    to Roll     Frequency     Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
      1 C         2.7500000000     11.2500000000      2.7500000000        120         83           12       1 YR CMT         0
      1 C         2.2500000000     11.7500000000      2.2500000000         84         80           12       1 YR CMT         0
      1 C         2.4186406281     11.7078398430      2.4186406281         84         81           12       1 YR CMT         0
      1 C         2.7500000000     11.8382789318      2.7500000000         84         82           12       1 YR CMT         0
      1 C         2.7500000000     11.8967015564      2.7500000000         84         83           12       1 YR CMT         0
      1 C         2.7500000000     11.3672358069      2.7500000000         0          81           12       1 YR CMT         0
      1 C         2.7018988624     10.9608421701      2.7018988624         0          82           12       1 YR CMT         0
      1 C         2.7500000000     11.4694915717      2.7500000000         0          83           12       1 YR CMT         0
      1 C         2.7500000000     11.5000000000      2.7500000000        120         80           12      1 YR LIBOR        0
      1 C         2.7500000000     12.1754619855      2.7500000000        120         81           12      1 YR LIBOR        0
      1 C         2.2500000000     11.5000000000      2.2500000000         84         82           12      1 YR LIBOR        0
      1 C         2.2500000000     11.1580437258      2.2500000000         84         83           12      1 YR LIBOR        0
      1 C         2.2500000000     11.5167525773      2.2500000000         84         84           12      1 YR LIBOR        0
      1 C         2.2500000000     11.6800906003      2.2500000000         0          82           12      1 YR LIBOR        0
      1 C         2.2500000000     11.9942606072      2.2500000000         0          83           12      1 YR LIBOR        0
      1 C         2.7500000000     11.4764675526      2.7500000000        120         73           6       6 MO LIBOR        0
      1 C         2.7500000000     12.0000000000      2.7500000000        120         80           6       6 MO LIBOR        0
      1 C         2.7500000000     12.1713702486      2.7500000000        120         81           6       6 MO LIBOR        0
      1 C         2.7500000000     11.7366589178      2.7500000000        120         82           6       6 MO LIBOR        0
      1 C         2.7500000000     11.7519387961      2.7500000000         0          81           6       6 MO LIBOR        0
      1 C         2.7500000000     11.6005869011      2.7500000000         0          82           6       6 MO LIBOR        0
      1 C         2.2500000000     11.6250000000      2.2500000000         0          75           12      1 YR LIBOR        0
      1 C         2.2500000000     11.2500000000      2.2500000000         0          81           12      1 YR LIBOR        0
      1 C         2.2500000000     11.0000000000      2.2500000000         0          83           12      1 YR LIBOR        0
      1 D         2.7500000000     10.7500000000      2.7500000000        120        102           12       1 YR CMT         0
      1 D         2.5106596943     12.2553298471      2.5106596943        120        115           12       1 YR CMT         0
      1 D         2.7500000000     11.6288587063      2.7500000000        120        117           12       1 YR CMT         0
      1 D         2.5960974741     11.7707280024      2.5960974741        120        118           12       1 YR CMT         0
      1 D         2.7500000000     11.3750000000      2.7500000000        120        119           12       1 YR CMT         0
      1 D         2.7500000000     11.6250000000      2.7500000000         0         118           12       1 YR CMT         0
      1 D         2.7500000000     11.7500000000      2.7500000000         0         119           12       1 YR CMT         0
      1 D         2.2500000000     13.7500000000      2.2500000000        109        118           12      1 YR LIBOR        0
      1 D         2.2500000000     11.3750000000      2.2500000000        120        108           12      1 YR LIBOR        0
      1 D         2.2500000000     11.5000000000      2.2500000000        120        109           12      1 YR LIBOR        0
      1 D         2.2500000000     11.5000000000      2.2500000000        120        110           12      1 YR LIBOR        0
      1 D         2.2500000000     11.6043488824      2.2500000000        120        119           12      1 YR LIBOR        0
      1 D         2.2500000000     10.8750000000      2.2500000000        120        120           12      1 YR LIBOR        0
      1 D         2.2500000000     11.0000000000      2.2500000000        120        102           12      1 YR LIBOR       12
      1 D         2.2500000000     11.0000000000      2.2500000000        120        103           12      1 YR LIBOR       12
      1 D         2.2500000000     11.1250000000      2.2500000000        120        104           12      1 YR LIBOR       12
      1 D         2.2500000000     10.8750000000      2.2500000000        120        106           12      1 YR LIBOR       12
      1 D         2.2500000000     12.0007757783      2.2500000000        120        107           12      1 YR LIBOR       12
      1 D         2.2500000000     11.9938357726      2.2500000000        120        108           12      1 YR LIBOR       12
      1 D         2.2500000000     11.4227089679      2.2500000000        120        109           12      1 YR LIBOR       12
      1 D         2.2500000000     11.4477490586      2.2500000000        120        110           12      1 YR LIBOR       12
      1 D         2.2500000000     12.6250000000      2.2500000000        120        104           12      1 YR LIBOR       36
      1 D         2.2500000000     11.2500000000      2.2500000000        120        106           12      1 YR LIBOR       36
      1 D         2.2500000000     11.3751412963      2.2500000000        120        108           12      1 YR LIBOR       36
      1 D         2.2500000000     11.7277767391      2.2500000000        120        109           12      1 YR LIBOR       36
      1 D         2.2500000000     10.6250000000      2.2500000000        120        104           12      1 YR LIBOR       60
      1 D         2.2500000000     11.4062730245      2.2500000000        120        106           12      1 YR LIBOR       60
      1 D         2.2500000000     11.7455673590      2.2500000000        120        108           12      1 YR LIBOR       60
      1 D         2.2500000000     11.4364317388      2.2500000000        120        109           12      1 YR LIBOR       60
      1 D         2.2500000000     11.3050676504      2.2500000000        120        110           12      1 YR LIBOR       60
      1 D         2.2500000000     11.3750000000      2.2500000000         0         109           12      1 YR LIBOR       60
      1 D         2.2500000000     11.1591298192      2.2500000000         0         108           12      1 YR LIBOR        0
      1 D         2.2500000000     11.6250000000      2.2500000000         0         109           12      1 YR LIBOR        0
      1 D         2.2500000000     11.6250000000      2.2500000000         0         110           12      1 YR LIBOR        0
      1 D         2.2500000000     11.7416722533      2.2500000000         0         116           12      1 YR LIBOR        0
      1 D         2.2500000000     11.6250000000      2.2500000000         0         116           12      1 YR LIBOR        0




                                       5

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                         BAFC 2007-A Replines (Group 2)




                                                                   Cut-off
                      Cut-Off      Current        Current Net     Remaining
                      Unpaid       Mortgage         Mortgage        Term to    Original
                     Principal     Interest         Interest        Stated   Amortization  Loan      Initial         Periodic
 Group  SubGroup      Balance        Rate             Rate         Maturity      Term       Age      Rate Cap        Rate Cap
--------------------------------------------------------------------------------------------------------------------------------
      2 A          1,639,849.70   7.1756982896     6.9226982896       357        240         3      2.6800623252     2.0000000000
      2 A            388,000.00   6.8750000000     6.6220000000       358        240         2      5.0000000000     1.0000000000
      2 A            839,200.00   6.6250000000     6.2470000000       359        240         1      2.0000000000     2.0000000000
      2 A          3,427,840.00   6.1178934839     5.7398934839       360        240         0      2.0000000000     2.0000000000
      2 A            584,522.00   5.2500000000     4.8720000000       359        324         1      2.0000000000     2.0000000000
      2 A            274,062.24   6.5000000000     6.1220000000       358        360         2      2.0000000000     2.0000000000
      2 A            663,366.50   6.2217625532     5.8437625532       359        360         1      2.0000000000     2.0000000000
      2 A          2,113,000.00   6.4514316138     6.0734316138       360        360         0      2.0000000000     2.0000000000
      2 A            274,000.00   7.2500000000     6.9970000000       355        240         5      2.0000000000     1.0000000000
      2 A            910,000.00   6.6250000000     6.3720000000       356        240         4      3.0000000000     1.0000000000
      2 A          7,607,357.72   6.8015776705     6.5137208979       357        240         3      3.1222634026     1.0000000000
      2 A          6,354,939.88   6.5455525094     6.2925525094       358        240         2      2.9334376095     1.0000000000
      2 A            642,325.78   6.7687771363     6.5157771363       357        360         3      2.0000000000     1.0000000000
      2 A            471,484.30   6.3750000000     5.9970000000       350        360        10      2.0000000000     2.0000000000
      2 A            584,707.76   5.8750000000     5.4970000000       352        360         8      2.0000000000     2.0000000000
      2 A            680,000.00   7.3750000000     6.9970000000       288        180        12      5.5000000000     0.0000000000
      2 A            405,000.00   7.5000000000     7.1220000000       286        180        14      5.5000000000     0.0000000000
      2 A            234,729.79   7.6250000000     7.2470000000       350        354        10      1.0000000000     1.0000000000
      2 A            682,913.61   6.8750000000     6.4970000000       346        360        14      1.0000000000     1.0000000000
      2 A            725,181.76   6.6241485445     6.2461485445       353        360         7      1.0000000000     1.0000000000
      2 B            569,427.00   5.8750000000     5.6220000000       346        240        14      5.0000000000     2.0000000000
      2 B            496,000.00   6.1250000000     5.8720000000       357        240         3      5.0000000000     2.0000000000
      2 B            650,000.00   6.7500000000     6.4970000000       358        240         2      5.0000000000     2.0000000000
      2 B          3,667,450.00   6.4356518153     6.1826518153       359        240         1      5.0000000000     2.0000000000
      2 B            804,992.31   5.5698741846     5.3168741846       340        300        20      5.0000000000     2.0000000000
      2 B            264,450.00   6.3750000000     6.1220000000       354        300         6      5.0000000000     2.0000000000
      2 B            818,555.00   6.7250000000     6.3470000000       355        300         5      5.0000000000     2.0000000000
      2 B          1,496,650.00   6.2608116460     6.0078116460       358        300         2      5.0000000000     2.0000000000
      2 B          2,384,510.00   6.0924272702     5.8394272702       359        300         1      5.0000000000     2.0000000000
      2 B            381,803.77   5.7500000000     5.4970000000       344        360        16      5.0000000000     2.0000000000
      2 B            996,526.88   6.7500000000     6.4970000000       356        360         4      5.0000000000     2.0000000000
      2 B            605,960.09   6.8750000000     6.6220000000       357        360         3      5.0000000000     2.0000000000
      2 B            568,192.85   6.6250000000     6.3720000000       358        360         2      5.0000000000     2.0000000000
      2 B          3,122,026.92   5.9994070231     5.7464070231       359        360         1      5.0000000000     2.0000000000
      2 B            420,000.00   6.0000000000     5.7470000000       349        240        11      5.0000000000     2.0000000000
      2 B            500,000.00   6.5000000000     5.4269920000       351        240         9      5.0000000000     2.0000000000
      2 B            547,000.00   6.3750000000     6.1220000000       356        240         4      5.0000000000     2.0000000000
      2 B            658,600.00   6.5000000000     6.2470000000       358        240         2      5.0000000000     1.1762830246
      2 B          7,627,200.00   6.4096981854     6.1566981854       359        240         1      5.0000000000     2.0000000000
      2 B         23,726,410.00   6.1960313950     5.9430313950       360        240         0      5.0000000000     2.0000000000
      2 B          1,609,810.42   6.5527423658     6.2997423658       353        300         7      2.0000000000     2.0000000000
      2 B            600,000.00   6.4750000000     6.0970000000       354        300         6      5.0000000000     2.0000000000
      2 B         11,441,646.87   6.6209497947     6.2429497947       355        300         5      5.0000000000     2.0000000000
      2 B         11,533,083.05   6.4609450713     6.0847572493       357        300         3      5.0000000000     2.0000000000
      2 B         24,096,146.92   6.4331318907     6.1193521389       358        300         2      5.0000000000     2.0000000000
      2 B         60,987,168.94   6.3993543650     6.1463543650       359        300         1      5.0000000000     2.0000000000
      2 B         16,759,689.00   6.3393720567     6.0863720567       360        300         0      5.0000000000     2.0000000000
      2 B            997,000.00   6.5000000000     6.1220000000       357        300         3      5.0000000000     2.0000000000
      2 B          2,100,000.00   7.4250000000     7.1720000000       358        300         2      5.0000000000     2.0000000000
      2 B            887,543.73   6.4379234348     6.1220000000       357        360         3      5.0000000000     2.0000000000
      2 B          3,213,723.45   6.4752954921     6.1640059907       358        360         2      5.0000000000     2.0000000000
      2 B          3,166,666.74   5.4248081202     5.1718081202       359        360         1      5.0000000000     2.0000000000
      2 B            607,500.00   6.1250000000     5.8720000000       360        360         0      5.0000000000     2.0000000000
      2 B            440,000.00   6.3750000000     6.1220000000       353        240         7      5.0000000000     1.0000000000
      2 B            995,464.51   7.1250000000     6.8720000000       356        240         4      5.0000000000     1.0000000000
      2 B         18,154,240.68   6.5920684326     6.2825328265       357        240         3      5.0000000000     1.0000000000
      2 B         16,868,866.60   6.5612319710     6.3082319710       358        240         2      5.0000000000     1.0000000000
      2 B            349,974.08   7.6250000000     6.3710000000       356        360         4      5.0000000000     1.0000000000
      2 B            799,773.54   6.6797224093     6.4267224093       357        360         3      5.0000000000     1.0000000000
      2 B          1,394,661.13   6.9017995029     6.6487995029       358        360         2      5.0000000000     1.0000000000
      2 B            141,864.34   6.7500000000     6.4970000000       471        480         9      5.0000000000     2.0000000000
      2 B          2,699,491.54   6.8029309234     6.5499309234       479        480         1      5.0000000000     2.0000000000
      2 B          2,000,250.00   6.7322365954     6.4792365954       480        480         0      5.0000000000     2.0000000000



                                                                      Original    Cut-Off      Payment
                    Gross            Rate                Rate         Interest     Months       Reset                  Prepayment
 Group  SubGroup    Margin          Ceiling             Floor         Only Term    to Roll     Frequency     Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
      2 A         2.9200155813    13.1756982896      2.9200155813         120       33             12      1 YR LIBOR        0
      2 A         2.7500000000    11.8750000000      2.7500000000         120       34             12      1 YR LIBOR        0
      2 A         2.2500000000    12.6250000000      2.2500000000         120       35             12      1 YR LIBOR        0
      2 A         2.2500000000    12.1178934839      2.2500000000         120       36             12      1 YR LIBOR        0
      2 A         2.2500000000    11.2500000000      2.2500000000          36       35             12      1 YR LIBOR        0
      2 A         2.2500000000    12.5000000000      2.2500000000          0        34             12      1 YR LIBOR        0
      2 A         2.2500000000    12.2217625532      2.2500000000          0        35             12      1 YR LIBOR        0
      2 A         2.2500000000    12.4514316138      2.2500000000          0        36             12      1 YR LIBOR        0
      2 A         2.7500000000    13.2500000000      2.7500000000         120       31             6       6 MO LIBOR        0
      2 A         3.0000000000    12.6250000000      3.0000000000         120       32             6       6 MO LIBOR        0
      2 A         2.9637669622    12.7125124859      2.9637669622         120       33             6       6 MO LIBOR        0
      2 A         2.9833594024    12.5455525094      2.9833594024         120       34             6       6 MO LIBOR        0
      2 A         2.7500000000    12.7687771363      2.7500000000          0        33             6       6 MO LIBOR        0
      2 A         2.2500000000    12.3750000000      2.2500000000          0        2              12      1 YR LIBOR        0
      2 A         2.2500000000    11.8750000000      2.2500000000          0        4              12      1 YR LIBOR        0
      2 A         2.0000000000    12.0000000000      2.0000000000         120       0              6       6 MO LIBOR        0
      2 A         2.0000000000    12.0000000000      2.0000000000         120       4              6       6 MO LIBOR        0
      2 A         2.7500000000    12.6250000000      2.7500000000          6        2              6       6 MO LIBOR        0
      2 A         2.7500000000    10.8750000000      2.7500000000          0        4              6       6 MO LIBOR        0
      2 A         2.7189628639    11.6241485445      2.7189628639          0        5              6       6 MO LIBOR        0
      2 B         2.7500000000    10.8750000000      2.7500000000         120       46             12       1 YR CMT         0
      2 B         2.7500000000    11.1250000000      2.7500000000         120       57             12       1 YR CMT         0
      2 B         2.7500000000    11.7500000000      2.7500000000         120       58             12       1 YR CMT         0
      2 B         2.7500000000    11.4356518153      2.7500000000         120       59             12       1 YR CMT         0
      2 B         2.7500000000    10.5698741846      2.7500000000          60       40             12       1 YR CMT         0
      2 B         2.7500000000    11.3750000000      2.7500000000          60       54             12       1 YR CMT         0
      2 B         2.6000000000    11.7250000000      2.6000000000          60       55             12       1 YR CMT         0
      2 B         2.7500000000    11.2608116460      2.7500000000          60       58             12       1 YR CMT         0
      2 B         2.7500000000    11.0924272702      2.7500000000          60       59             12       1 YR CMT         0
      2 B         2.7500000000    10.7500000000      2.7500000000          0        44             12       1 YR CMT         0
      2 B         2.7500000000    11.7500000000      2.7500000000          0        56             12       1 YR CMT         0
      2 B         2.7500000000    11.8750000000      2.7500000000          0        57             12       1 YR CMT         0
      2 B         2.7500000000    11.6250000000      2.7500000000          0        58             12       1 YR CMT         0
      2 B         2.7500000000    10.9994070231      2.7500000000          0        59             12       1 YR CMT         0
      2 B         2.2500000000    11.0000000000      2.2500000000         120       49             12      1 YR LIBOR        0
      2 B         2.2500000000    11.5000000000      2.2500000000         120       51             12      1 YR LIBOR        0
      2 B         2.7500000000    11.3750000000      2.7500000000         120       56             12      1 YR LIBOR        0
      2 B         2.6618584877    11.5000000000      2.6618584877         120       58             12      1 YR LIBOR        0
      2 B         2.2500000000    11.4096981854      2.2500000000         120       59             12      1 YR LIBOR        0
      2 B         2.2500000000    11.1960313950      2.2500000000         120       60             12      1 YR LIBOR        0
      2 B         2.2500000000    12.5527423658      2.2500000000          60       53             12      1 YR LIBOR        0
      2 B         2.3500000000    11.4750000000      2.3500000000          60       54             12      1 YR LIBOR        0
      2 B         2.1416956611    11.6209497947      2.1460643230          60       55             12      1 YR LIBOR        0
      2 B         2.3297689909    11.4609450713      2.3297689909          60       57             12      1 YR LIBOR        0
      2 B         2.4548480763    11.4331318907      2.4548480763          60       58             12      1 YR LIBOR        0
      2 B         2.2460811429    11.3993543650      2.2460811429          60       59             12      1 YR LIBOR        0
      2 B         2.2500000000    11.3393720567      2.2500000000          60       60             12      1 YR LIBOR        0
      2 B         2.0000000000    11.5000000000      2.0000000000          60       57             12      1 YR LIBOR       36
      2 B         2.5500000000    12.4250000000      2.5500000000          60       58             12      1 YR LIBOR       36
      2 B         2.2500000000    11.4379234348      2.2500000000          0        57             12      1 YR LIBOR        0
      2 B         2.4238859705    11.4752954921      2.4238859705          0        58             12      1 YR LIBOR        0
      2 B         2.2500000000    10.4248081202      2.2500000000          0        59             12      1 YR LIBOR        0
      2 B         2.2500000000    11.1250000000      2.2500000000          0        60             12      1 YR LIBOR        0
      2 B         2.7500000000    11.3750000000      2.7500000000         120       53             6       6 MO LIBOR        0
      2 B         2.7500000000    12.1250000000      2.7500000000         120       56             6       6 MO LIBOR        0
      2 B         2.7500000000    11.5920684326      2.7500000000         120       57             6       6 MO LIBOR        0
      2 B         2.7500000000    11.5612319710      2.7500000000         120       58             6       6 MO LIBOR        0
      2 B         2.7500000000    12.6250000000      2.7500000000          0        56             6       6 MO LIBOR        0
      2 B         2.7500000000    11.6797224093      2.7500000000          0        57             6       6 MO LIBOR        0
      2 B         2.7500000000    11.9017995029      2.7500000000          0        58             6       6 MO LIBOR        0
      2 B         2.2500000000    11.7500000000      2.2500000000          0        51             12      1 YR LIBOR        0
      2 B         2.2500000000    11.8029309234      2.2500000000          0        59             12      1 YR LIBOR        0
      2 B         2.2500000000    11.7322365954      2.2500000000          0        60             12      1 YR LIBOR        0



                                       6


Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



                    BAFC 2007-A Replines (Group 2 Continued)


                                                                   Cut-off
                      Cut-Off      Current        Current Net     Remaining
                      Unpaid       Mortgage         Mortgage        Term to    Original
                     Principal     Interest         Interest        Stated   Amortization  Loan      Initial         Periodic
 Group  SubGroup      Balance        Rate             Rate         Maturity      Term       Age      Rate Cap        Rate Cap
--------------------------------------------------------------------------------------------------------------------------------
      2 C            778,000.00   6.3057519280     6.0527519280       357        240         3     5.0000000000      2.0000000000
      2 C          1,247,454.00   6.3138662828     6.0608662828       358        240         2     5.0000000000      2.0000000000
      2 C          1,460,000.00   6.6113013699     6.3583013699       359        240         1     5.0000000000      2.0000000000
      2 C            310,000.00   6.8750000000     6.6220000000       355        276         5     5.0000000000      2.0000000000
      2 C          3,934,723.25   6.9869837335     6.7339837335       356        276         4     5.0000000000      2.0000000000
      2 C          1,170,000.00   5.5000000000     5.2470000000       357        276         3     5.0000000000      2.0000000000
      2 C            390,860.00   6.5935693087     6.3405693087       358        276         2     5.0000000000      2.0000000000
      2 C          1,570,546.00   6.3920004572     6.1390004572       359        276         1     5.0000000000      2.0000000000
      2 C            145,060.04   4.3750000000     4.1220000000       318        360        42     5.0000000000      2.0000000000
      2 C            530,857.65   6.5000000000     6.2470000000       356        360         4     5.0000000000      2.0000000000
      2 C            584,155.73   5.7500000000     5.4970000000       357        360         3     5.0000000000      2.0000000000
      2 C            429,257.48   6.7500000000     6.4970000000       358        360         2     5.0000000000      2.0000000000
      2 C            738,690.61   6.6250000000     6.4470000000       358        360         2     5.0000000000      2.0000000000
      2 C          1,073,293.01   5.9001877863     5.6471877863       359        360         1     5.0000000000      2.0000000000
      2 C            422,644.63   6.8750000000     6.6720000000       359        360         1     5.0000000000      2.0000000000
      2 C            544,530.00   7.0864415184     6.6097308688       357        240         3     5.0000000000      1.6542339265
      2 C            506,424.05   6.8750000000     6.6970000000       357        240         3     5.0000000000      2.0000000000
      2 C          2,274,549.67   6.3243899269     6.1463899269       358        240         2     5.0000000000      2.0000000000
      2 C          4,750,480.00   6.4616590324     6.2586590324       358        240         2     5.0000000000      2.0000000000
      2 C          1,579,966.67   5.5354543333     5.2824543333       359        240         1     5.0000000000      2.0000000000
      2 C         26,505,378.99   6.1623541427     5.9843541427       359        240         1     5.0000000000      2.0000000000
      2 C         52,254,830.99   6.6284313607     6.4254313607       359        240         1     5.0000000000      2.0000000000
      2 C          5,238,122.54   6.1869793891     5.9339793891       360        240         0     5.0000000000      2.0000000000
      2 C          6,367,600.00   6.1602487593     5.9822487593       360        240         0     5.0000000000      2.0000000000
      2 C          6,704,500.00   6.6900123052     6.4870123052       360        240         0     5.0000000000      2.0000000000
      2 C            895,900.00   6.5697901552     6.3917901552       356        276         4     5.0000000000      2.0000000000
      2 C          1,048,079.32   6.5120846483     6.3340846483       357        276         3     5.0000000000      2.0000000000
      2 C          3,885,061.74   6.5610053535     6.3830053535       358        276         2     5.0000000000      2.0000000000
      2 C          4,733,095.00   6.4058760705     6.2028760705       358        276         2     5.0000000000      2.0000000000
      2 C         17,524,907.00   6.3191716010     6.0661716010       359        276         1     5.0000000000      2.0000000000
      2 C          2,107,150.00   6.0992246636     5.9212246636       359        276         1     5.0000000000      2.0000000000
      2 C          8,680,844.83   6.4587942370     6.2557942370       359        276         1     5.0000000000      2.0000000000
      2 C          7,395,450.00   6.3076883422     6.0546883422       360        276         0     5.0000000000      2.0000000000
      2 C            689,500.00   6.3750000000     6.1720000000       360        276         0     5.0000000000      2.0000000000
      2 C            514,000.00   6.3750000000     6.1720000000       360        240         0     5.0000000000      2.0000000000
      2 C            783,859.00   6.7500000000     6.5720000000       356        240         4     5.0000000000      2.0000000000
      2 C          1,827,307.60   6.1835352734     6.0055352734       358        240         2     5.0000000000      2.0000000000
      2 C          2,543,056.32   6.1368432139     5.9338432139       358        240         2     5.0000000000      2.0000000000
      2 C         13,136,063.00   6.1331928086     5.9551928086       359        240         1     5.0000000000      2.0000000000
      2 C         14,919,158.78   6.3824294754     6.1794294754       359        240         1     5.0000000000      2.0000000000
      2 C          2,326,920.00   6.0252071408     5.8472071408       360        240         0     5.0000000000      2.0000000000
      2 C          2,448,000.00   6.5962009804     6.3932009804       360        240         0     5.0000000000      2.0000000000
      2 C            748,199.30   7.0000000000     6.7970000000       357        240         3     5.0000000000      2.0000000000
      2 C          1,837,549.83   6.1759884016     5.9979884016       358        240         2     5.0000000000      2.0000000000
      2 C          1,291,250.00   6.4192884802     6.2162884802       358        240         2     5.0000000000      2.0000000000
      2 C          1,350,370.00   6.3796626110     6.2016626110       359        240         1     5.0000000000      2.0000000000
      2 C          3,688,800.00   6.5185155064     6.3155155064       359        240         1     5.0000000000      2.0000000000
      2 C            705,500.00   6.0000000000     5.7970000000       360        240         0     5.0000000000      2.0000000000
      2 C          1,328,500.00   5.7770041400     5.5990041400       359        240         1     5.0000000000      2.0000000000
      2 C          4,620,000.00   6.4502164502     6.2472164502       359        240         1     5.0000000000      2.0000000000
      2 C          1,000,200.00   6.0567886423     5.8787886423       360        240         0     5.0000000000      2.0000000000
      2 C          1,706,518.84   6.7154611292     6.5124611292       359        360         1     5.0000000000      2.0000000000
      2 C            894,175.52   7.2500000000     6.9970000000       356        360         4     5.0000000000      2.0000000000
      2 C            542,605.36   7.0000000000     6.7970000000       357        360         3     5.0000000000      2.0000000000
      2 C            749,636.22   6.1250000000     5.8720000000       358        360         2     5.0000000000      2.0000000000
      2 C            479,337.17   7.8750000000     7.6720000000       358        360         2     5.0000000000      2.0000000000
      2 C          2,621,529.39   6.3003280101     6.0473280101       359        360         1     5.0000000000      2.0000000000
      2 C          5,195,696.73   6.0610351482     5.8830351482       359        360         1     5.0000000000      2.0000000000
      2 C          3,447,220.03   7.0041435268     6.8011435268       359        360         1     5.0000000000      2.0000000000
      2 C          4,737,296.00   6.2773137355     6.0243137355       360        360         0     5.0000000000      2.0000000000
      2 C            572,000.00   6.8750000000     6.6720000000       360        360         0     5.0000000000      2.0000000000
      2 C          1,108,000.00   6.7500000000     6.4970000000       356        240         4     5.0000000000      1.0000000000
      2 C         27,005,838.37   6.7278218222     6.4700498541       357        240         3     5.0000000000      1.0000000000
      2 C         22,895,494.18   6.6956923193     6.4426923193       358        240         2     5.0000000000      1.0000000000
      2 C            536,000.00   6.3750000000     6.1720000000       358        240         2     6.0000000000      2.0000000000
      2 C          2,849,814.33   6.7619960894     6.4528616385       357        360         3     5.0000000000      1.0000000000
      2 C          1,501,135.04   6.5510216281     6.2980216281       358        360         2     5.0000000000      1.0000000000
      2 C            425,119.58   6.3750000000     6.1220000000       471        480         9     5.0000000000      2.0000000000
      2 C            996,106.81   6.8750000000     6.6220000000       479        480         1     5.0000000000      2.0000000000
      2 C            438,314.51   6.6250000000     6.4220000000       479        480         1     5.0000000000      2.0000000000
      2 C          1,468,800.00   6.5000000000     6.2470000000       480        480         0     5.0000000000      2.0000000000
      2 D            328,000.00   5.5000000000     5.2470000000       344        240        16     5.0000000000      2.0000000000
      2 D            113,520.00   6.7500000000     6.4970000000       354        240         6     5.0000000000      2.0000000000
      2 D          1,575,000.00   6.8750000000     6.6220000000       356        240         4     5.0000000000      2.0000000000
      2 D          2,336,068.28   6.8103937292     6.5573937292       357        240         3     5.0000000000      2.0000000000
      2 D          2,971,549.71   6.7942498495     6.5412498495       358        240         2     5.0000000000      2.0000000000
      2 D          6,075,999.00   6.5285157017     6.2755157017       359        240         1     5.0000000000      2.0000000000
      2 D            278,369.14   6.6250000000     5.7820000000       346        360        14     5.0000000000      2.0000000000
      2 D            892,845.00   5.3750000000     5.1220000000       353        360         7     5.0000000000      2.0000000000
      2 D            492,468.83   6.8750000000     6.6220000000       354        360         6     5.0000000000      2.0000000000
      2 D            174,984.86   6.7500000000     6.4970000000       355        360         5     5.0000000000      2.0000000000
      2 D            498,177.23   6.5000000000     6.2470000000       356        360         4     5.0000000000      2.0000000000
      2 D          1,116,046.77   7.0025295255     6.7495295255       357        360         3     5.0000000000      2.0000000000
      2 D          1,685,031.28   6.7305363962     6.4775363962       358        360         2     5.0000000000      2.0000000000
      2 D          1,554,920.54   5.9446573939     5.6916573939       359        360         1     5.0000000000      2.0000000000
      2 D            397,000.00   7.5000000000     7.2470000000       347        240        13     5.0000000000      2.0000000000
      2 D            117,000.00   6.2500000000     5.5270000000       349        240        11     5.0000000000      2.0000000000
      2 D            571,010.09   6.5000000000     5.5869905500       352        240         8     5.0000000000      2.0000000000
      2 D         13,320,571.25   6.3363704513     6.0833704513       359        240         1     5.0000000000      2.0000000000
      2 D          3,698,000.00   6.3879799892     6.1349799892       360        240         0     5.0000000000      2.0000000000
      2 D            474,184.86   6.0864641693     5.8334641693       344        240        16     5.0000000000      2.0000000000
      2 D            451,689.37   6.8421351907     6.5891351907       346        240        14     5.0000000000      2.0000000000
      2 D            387,900.00   6.1250000000     5.8720000000       347        240        13     5.0000000000      2.0000000000
      2 D          1,486,338.47   7.1704782441     6.9174782441       348        240        12     5.0000000000      2.0000000000
      2 D          3,443,055.86   6.8841163642     6.6311163642       349        240        11     5.0000000000      2.0000000000
      2 D          1,377,332.75   7.0425614743     6.7895614743       350        240        10     5.0000000000      2.0000000000
      2 D            272,020.10   6.0109458364     5.7579458364       344        240        16     5.0000000000      2.0000000000
      2 D          1,071,942.27   6.9711320660     6.7181320660       348        240        12     5.0000000000      2.0000000000
      2 D          1,064,669.49   6.9415993162     6.6885993162       349        240        11     5.0000000000      2.0000000000
      2 D            256,000.00   6.6250000000     6.3720000000       350        240        10     5.0000000000      2.0000000000
      2 D            185,600.00   6.3750000000     6.1220000000       342        240        18     5.0000000000      2.0000000000
      2 D            143,010.20   6.2500000000     5.9970000000       343        240        17     5.0000000000      2.0000000000
      2 D            104,000.00   6.0000000000     5.7470000000       344        240        16     5.0000000000      2.0000000000
      2 D             94,785.33   6.0000000000     5.7470000000       345        240        15     5.0000000000      2.0000000000
      2 D            572,500.00   7.1233624454     6.8703624454       346        240        14     5.0000000000      2.0000000000
      2 D            528,512.16   6.5860459199     6.3330459199       347        240        13     5.0000000000      2.0000000000
      2 D          1,181,365.87   6.8795911994     6.6265911994       348        240        12     5.0000000000      2.0000000000
      2 D          1,776,673.22   6.9031164845     6.6501164845       349        240        11     5.0000000000      2.0000000000
      2 D            252,380.00   7.0916871384     6.8386871384       350        240        10     5.0000000000      2.0000000000
      2 D            159,444.30   6.7500000000     6.4970000000       356        360         4     5.0000000000      2.0000000000




                                                                      Original    Cut-Off      Payment
                    Gross            Rate                Rate         Interest     Months       Reset                  Prepayment
 Group  SubGroup    Margin          Ceiling             Floor         Only Term    to Roll     Frequency     Index     Penalty Term
-----------------------------------------------------------------------------------------------------------------------------------
      2 C        2.7500000000    11.3057519280       2.7500000000         120       81            12       1 YR CMT          0
      2 C        2.7500000000    11.3138662828       2.7500000000         120       82            12       1 YR CMT          0
      2 C        2.7500000000    11.6113013699       2.7500000000         120       83            12       1 YR CMT          0
      2 C        2.7500000000    11.8750000000       2.7500000000          84       79            12       1 YR CMT          0
      2 C        2.7500000000    11.9869837335       2.7500000000          84       80            12       1 YR CMT          0
      2 C        2.7500000000    10.5000000000       2.7500000000          84       81            12       1 YR CMT          0
      2 C        2.7500000000    11.5935693087       2.7500000000          84       82            12       1 YR CMT          0
      2 C        2.5727622750    11.3920004572       2.5727622750          84       83            12       1 YR CMT          0
      2 C        2.7500000000     9.3750000000       2.7500000000          0        42            12       1 YR CMT          0
      2 C        2.7500000000    11.5000000000       2.7500000000          0        80            12       1 YR CMT          0
      2 C        2.7500000000    10.7500000000       2.7500000000          0        81            12       1 YR CMT          0
      2 C        2.7500000000    11.7500000000       2.7500000000          0        82            12       1 YR CMT          0
      2 C        2.7500000000    11.6250000000       2.7500000000          0        82            12       1 YR CMT          0
      2 C        2.7500000000    10.9001877863       2.7500000000          0        83            12       1 YR CMT          0
      2 C        2.7500000000    11.8750000000       2.7500000000          0        83            12       1 YR CMT          0
      2 C        2.7500000000    12.0864415184       2.7500000000         120       81            12      1 YR LIBOR         0
      2 C        2.2500000000    11.8750000000       2.2500000000         120       81            12      1 YR LIBOR         0
      2 C        2.2500000000    11.3243899269       2.2500000000         120       82            12      1 YR LIBOR         0
      2 C        2.2500000000    11.4616590324       2.2500000000         120       82            12      1 YR LIBOR         0
      2 C        2.2500000000    10.5354543334       2.2500000000         120       83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.1623541427       2.2500000000         120       83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.6284313607       2.2500000000         120       83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.1869793891       2.2500000000         120       84            12      1 YR LIBOR         0
      2 C        2.2500000000    11.1602487593       2.2500000000         120       84            12      1 YR LIBOR         0
      2 C        2.2500000000    11.6900123052       2.2500000000         120       84            12      1 YR LIBOR         0
      2 C        2.2500000000    11.5697901552       2.2500000000          84       80            12      1 YR LIBOR         0
      2 C        2.2500000000    11.5120846483       2.2500000000          84       81            12      1 YR LIBOR         0
      2 C        2.2500000000    11.5610053535       2.2500000000          84       82            12      1 YR LIBOR         0
      2 C        2.2500000000    11.4058760705       2.2500000000          84       82            12      1 YR LIBOR         0
      2 C        2.2500000000    11.3191716010       2.2500000000          84       83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.0992246636       2.2500000000          84       83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.4587942370       2.2500000000          84       83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.3076883422       2.2500000000          84       84            12      1 YR LIBOR         0
      2 C        2.2500000000    11.3750000000       2.2500000000          84       84            12      1 YR LIBOR         0
      2 C        2.2500000000    11.3750000000       2.2500000000         120       84            12      1 YR LIBOR        12
      2 C        2.2500000000    11.7500000000       2.2500000000         120       80            12      1 YR LIBOR        12
      2 C        2.2500000000    11.1835352734       2.2500000000         120       82            12      1 YR LIBOR        12
      2 C        2.2500000000    11.1368432139       2.2500000000         120       82            12      1 YR LIBOR        12
      2 C        2.2500000000    11.1331928086       2.2500000000         120       83            12      1 YR LIBOR        12
      2 C        2.2500000000    11.3824294754       2.2500000000         120       83            12      1 YR LIBOR        12
      2 C        2.2500000000    11.0252071408       2.2500000000         120       84            12      1 YR LIBOR        12
      2 C        2.2500000000    11.5962009804       2.2500000000         120       84            12      1 YR LIBOR        12
      2 C        2.2500000000    12.0000000000       2.2500000000         120       81            12      1 YR LIBOR        15
      2 C        2.2500000000    11.1759884016       2.2500000000         120       82            12      1 YR LIBOR        36
      2 C        2.2500000000    11.4192884802       2.2500000000         120       82            12      1 YR LIBOR        36
      2 C        2.2500000000    11.3796626110       2.2500000000         120       83            12      1 YR LIBOR        36
      2 C        2.2500000000    11.5185155064       2.2500000000         120       83            12      1 YR LIBOR        36
      2 C        2.2500000000    11.0000000000       2.2500000000         120       84            12      1 YR LIBOR        36
      2 C        2.2500000000    10.7770041400       2.2500000000         120       83            12      1 YR LIBOR        60
      2 C        2.2500000000    11.4502164502       2.2500000000         120       83            12      1 YR LIBOR        60
      2 C        2.2500000000    11.0567886423       2.2500000000         120       84            12      1 YR LIBOR        60
      2 C        2.2500000000    11.7154611292       2.2500000000          0        83            12      1 YR LIBOR        12
      2 C        2.7500000000    12.2500000000       2.7500000000          0        80            12      1 YR LIBOR         0
      2 C        2.2500000000    12.0000000000       2.2500000000          0        81            12      1 YR LIBOR         0
      2 C        2.2500000000    11.1250000000       2.2500000000          0        82            12      1 YR LIBOR         0
      2 C        2.2500000000    12.8750000000       2.2500000000          0        82            12      1 YR LIBOR         0
      2 C        2.2500000000    11.3003280101       2.2500000000          0        83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.0610351482       2.2500000000          0        83            12      1 YR LIBOR         0
      2 C        2.2500000000    12.0041435268       2.2500000000          0        83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.2773137355       2.2500000000          0        84            12      1 YR LIBOR         0
      2 C        2.2500000000    11.8750000000       2.2500000000          0        84            12      1 YR LIBOR         0
      2 C        2.7500000000    11.7500000000       2.7500000000         120       80            6       6 MO LIBOR         0
      2 C        2.7500000000    11.7278218222       2.7500000000         120       81            6       6 MO LIBOR         0
      2 C        2.7500000000    11.6956923193       2.7500000000         120       82            6       6 MO LIBOR         0
      2 C        2.2500000000    12.3750000000       2.2500000000         120       82            6       6 MO LIBOR         0
      2 C        2.7500000000    11.7619960894       2.7500000000          0        81            6       6 MO LIBOR         0
      2 C        2.7500000000    11.5510216281       2.7500000000          0        82            6       6 MO LIBOR         0
      2 C        2.2500000000    11.3750000000       2.2500000000          0        75            12      1 YR LIBOR         0
      2 C        2.2500000000    11.8750000000       2.2500000000          0        83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.6250000000       2.2500000000          0        83            12      1 YR LIBOR         0
      2 C        2.2500000000    11.5000000000       2.2500000000          0        84            12      1 YR LIBOR         0
      2 D        2.7500000000    10.5000000000       2.7500000000         120      104            12        1 YR CMT         0
      2 D        2.7500000000    11.7500000000       2.7500000000         120      114            12        1 YR CMT         0
      2 D        2.7500000000    11.8750000000       2.7500000000         120      116            12        1 YR CMT         0
      2 D        2.6607474718    11.8103937292       2.6607474718         120      117            12        1 YR CMT         0
      2 D        2.7500000000    11.7942498495       2.7500000000         120      118            12        1 YR CMT         0
      2 D        2.6931945265    11.5285157017       2.6931945265         120      119            12        1 YR CMT         0
      2 D        3.6250000000    11.6250000000       3.6250000000          0       106            12        1 YR CMT         0
      2 D        2.7500000000    10.3750000000       2.7500000000          0       113            12        1 YR CMT         0
      2 D        2.7500000000    11.8750000000       2.7500000000          0       114            12        1 YR CMT         0
      2 D        2.7500000000    11.7500000000       2.7500000000          0       115            12        1 YR CMT         0
      2 D        2.2500000000    11.5000000000       2.2500000000          0       116            12        1 YR CMT         0
      2 D        2.7500000000    12.0025295255       2.7500000000          0       117            12        1 YR CMT         0
      2 D        2.7500000000    11.7305363962       2.7500000000          0       118            12        1 YR CMT         0
      2 D        2.7500000000    10.9446573939       2.7500000000          0       119            12        1 YR CMT         0
      2 D        2.2500000000    12.5000000000       2.2500000000         120      107            12       1 YR LIBOR        0
      2 D        2.8750000000    11.2500000000       2.8750000000         120      109            12       1 YR LIBOR        0
      2 D        2.2500000000    11.5000000000       2.2500000000         120      112            12       1 YR LIBOR        0
      2 D        2.2500000000    11.3363704513       2.2500000000         120      119            12       1 YR LIBOR        0
      2 D        2.2500000000    11.3879799892       2.2500000000         120      120            12       1 YR LIBOR        0
      2 D        2.2500000000    11.0864641693       2.2500000000         120      104            12       1 YR LIBOR       12
      2 D        2.2500000000    11.8421351907       2.2500000000         120      106            12       1 YR LIBOR       12
      2 D        2.2500000000    11.1250000000       2.2500000000         120      107            12       1 YR LIBOR       12
      2 D        2.2500000000    12.1704782441       2.2500000000         120      108            12       1 YR LIBOR       12
      2 D        2.2500000000    11.8841163642       2.2500000000         120      109            12       1 YR LIBOR       12
      2 D        2.2500000000    12.0425614743       2.2500000000         120      110            12       1 YR LIBOR       12
      2 D        2.2500000000    11.0109458364       2.2500000000         120      104            12       1 YR LIBOR       36
      2 D        2.2500000000    11.9711320660       2.2500000000         120      108            12       1 YR LIBOR       36
      2 D        2.2500000000    11.9415993162       2.2500000000         120      109            12       1 YR LIBOR       36
      2 D        2.2500000000    11.6250000000       2.2500000000         120      110            12       1 YR LIBOR       36
      2 D        2.2500000000    11.3750000000       2.2500000000         120      102            12       1 YR LIBOR       60
      2 D        2.2500000000    11.2500000000       2.2500000000         120      103            12       1 YR LIBOR       60
      2 D        2.2500000000    11.0000000000       2.2500000000         120      104            12       1 YR LIBOR       60
      2 D        2.2500000000    11.0000000000       2.2500000000         120      105            12       1 YR LIBOR       60
      2 D        2.2500000000    12.1233624454       2.2500000000         120      106            12       1 YR LIBOR       60
      2 D        2.2500000000    11.5860459199       2.2500000000         120      107            12       1 YR LIBOR       60
      2 D        2.2500000000    11.8795911994       2.2500000000         120      108            12      1 YR LIBOR        60
      2 D        2.2500000000    11.9031164845       2.2500000000         120      109            12      1 YR LIBOR        60
      2 D        2.2500000000    12.0916871384       2.2500000000         120      110            12      1 YR LIBOR        60
      2 D        2.2500000000    11.7500000000       2.2500000000          0       116            12      1 YR LIBOR         0

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


                    Assumptions Relating to Decrement Tables

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a)  each  Loan  Group  consists  of  the  hypothetical   mortgage  loans  whose
characteristics are presented in the replines on the previous pages;

(b)  the  initial  class  balances  and  pass-through   rates  for  the  Offered
Certificates are as set forth or described in the tables beginning on page 3 of the Term Sheet distributed on January 24, 2007;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Mortgage Loans are received on the applicable due date beginning on February 1, 2007;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in January 2007;

(f) the Mortgage Loans prepay at the indicated percentages of PPC;

(g) optional repurchase of all of the Mortgage Loans does not occur;

(h) no Mortgage Loans are required to be repurchased from the Issuing Entity and no Mortgage Loans are substituted for the Mortgage Loans included in the Issuing Entity on the Closing Date;

(i) the Certificates are issued on the Closing Date;

(j) cash payments on the Certificates are received on the 20th day of each month beginning in February 2007 in accordance with the priorities and amounts described in the Term Sheet;

(k) Six-Month LIBOR remains constant at 5.394% per annum;

(l) One-Year LIBOR remains constant at 5.407% per annum;

(m) One-Year CMT remains constant at 5.071% per annum; and

(n) One-Month LIBOR remains constant at 5.320%.

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        Percentage of Initial Class Balance Outstanding
                     at the Respective Percentages of PPC Set Forth Below:


                                               Class 1-A-1
                       -----------------------------------------------------
Distribution Date               0%        50%       100%       150%     200%
-----------------               --        ---       ----       ----     ----
Initial Percentage              100       100        100        100     100
January 20, 2008                100       92         84         76       68
January 20, 2009                99        81         64         49       36
January 20, 2010                99        69         46         28       15
January 20, 2011                99        58         33         17       8
January 20, 2012                99        48         22          9       3
January 20, 2013                98        39         15          4       1
January 20, 2014                98        32          9          2       0
January 20, 2015                97        26          6          *       0
January 20, 2016                96        21          3          0       0
January 20, 2017                95        16          1          0       0
January 20, 2018                92        12          *          0       0
January 20, 2019                90         9          0          0       0
January 20, 2020                87         7          0          0       0
January 20, 2021                85         5          0          0       0
January 20, 2022                81         4          0          0       0
January 20, 2023                78         3          0          0       0
January 20, 2024                74         2          0          0       0
January 20, 2025                71         1          0          0       0
January 20, 2026                66         1          0          0       0
January 20, 2027                62         *          0          0       0
January 20, 2028                57         *          0          0       0
January 20, 2029                51         0          0          0       0
January 20, 2030                46         0          0          0       0
January 20, 2031                40         0          0          0       0
January 20, 2032                34         0          0          0       0
January 20, 2033                28         0          0          0       0
January 20, 2034                21         0          0          0       0
January 20, 2035                14         0          0          0       0
January 20, 2036                 6         0          0          0       0
January 20, 2037                 2         0          0          0       0
January 20, 2038                 1         0          0          0       0
January 20, 2039                 1         0          0          0       0
January 20, 2040                 1         0          0          0       0
January 20, 2041                 1         0          0          0       0
January 20, 2042                 1         0          0          0       0
January 20, 2043                 *         0          0          0       0
January 20, 2044                 0         0          0          0       0


Weighted Average Life to
Maturity (in years)(1)        21.22      5.75       3.34       2.36    1.80
------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                             Class 2-A-1 and 2-A-2
                           -----------------------------------------------------
Distribution Date               0%         50%      100%       150%      200%
-----------------               --         ---      ----       ----      ----
Initial Percentage              100        100       100        100      100
January 20, 2008                100        93        87         80        74
January 20, 2009                100        84        69         55        43
January 20, 2010                100        72        50         33        20
January 20, 2011                99         62        37         21        11
January 20, 2012                99         51        25         11        5
January 20, 2013                99         42        17          6        2
January 20, 2014                98         33        10          2        *
January 20, 2015                98         25         5          1        0
January 20, 2016                97         20         3          *        0
January 20, 2017                96         15         2          0        0
January 20, 2018                94         12         1          0        0
January 20, 2019                91          9         *          0        0
January 20, 2020                89          7         0          0        0
January 20, 2021                86          5         0          0        0
January 20, 2022                83          4         0          0        0
January 20, 2023                79          3         0          0        0
January 20, 2024                76          2         0          0        0
January 20, 2025                72          1         0          0        0
January 20, 2026                68          1         0          0        0
January 20, 2027                63          1         0          0        0
January 20, 2028                59          *         0          0        0
January 20, 2029                53          *         0          0        0
January 20, 2030                48          0         0          0        0
January 20, 2031                42          0         0          0        0
January 20, 2032                36          0         0          0        0
January 20, 2033                30          0         0          0        0
January 20, 2034                23          0         0          0        0
January 20, 2035                16          0         0          0        0
January 20, 2036                 8          0         0          0        0
January 20, 2037                 *          0         0          0        0
January 20, 2038                 *          0         0          0        0
January 20, 2039                 *          0         0          0        0
January 20, 2040                 *          0         0          0        0
January 20, 2041                 *          0         0          0        0
January 20, 2042                 *          0         0          0        0
January 20, 2043                 *          0         0          0        0
January 20, 2044                 0          0         0          0        0

Weighted Average Life to
Maturity (in years)(1)         21.55       5.92      3.56      2.60     2.05
------------------------


(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.


*Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                 Class M-1
                           -----------------------------------------------------
Distribution Date                 0%        50%        100%      150%     200%
-----------------                 --        ---        ----      ----     ----
Initial Percentage                100        100        100       100       100
January 20, 2008                  100        100        100       100       100
January 20, 2009                  100        100        100       100       100
January 20, 2010                  100        100        100       100       100
January 20, 2011                  100        100         77        43       22
January 20, 2012                  100        100         52        23        9
January 20, 2013                  100        88          35        12        0
January 20, 2014                  100        69          20        0         0
January 20, 2015                  100        54          12        0         0
January 20, 2016                  100        42          1         0         0
January 20, 2017                  100        32          0         0         0
January 20, 2018                  100        25          0         0         0
January 20, 2019                  100        19          0         0         0
January 20, 2020                  100        14          0         0         0
January 20, 2021                  100        11          0         0         0
January 20, 2022                  100         5          0         0         0
January 20, 2023                  100         0          0         0         0
January 20, 2024                  100         0          0         0         0
January 20, 2025                  100         0          0         0         0
January 20, 2026                  100         0          0         0         0
January 20, 2027                  100         0          0         0         0
January 20, 2028                  100         0          0         0         0
January 20, 2029                  100         0          0         0         0
January 20, 2030                  100         0          0         0         0
January 20, 2031                   89         0          0         0         0
January 20, 2032                   77         0          0         0         0
January 20, 2033                   63         0          0         0         0
January 20, 2034                   49         0          0         0         0
January 20, 2035                   33         0          0         0         0
January 20, 2036                   16         0          0         0         0
January 20, 2037                   0          0          0         0         0

Weighted Average Life to
Maturity (in years)(1)           26.77      9.11       5.50      4.16      3.62
----------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.


--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                    Class M-2
                           -----------------------------------------------------
Distribution Date              0%         50%       100%       150%       200%
-----------------              --         ---       ----       ----       ----
Initial Percentage             100        100       100        100         100
January 20, 2008               100        100       100        100         100
January 20, 2009               100        100       100        100         100
January 20, 2010               100        100       100        100         100
January 20, 2011               100        100        77         43         22
January 20, 2012               100        100        52         23          4
January 20, 2013               100         88        35         12          0
January 20, 2014               100         69        20         0           0
January 20, 2015               100         54        12         0           0
January 20, 2016               100         42        0          0           0
January 20, 2017               100         32        0          0           0
January 20, 2018               100         25        0          0           0
January 20, 2019               100         19        0          0           0
January 20, 2020               100         14        0          0           0
January 20, 2021               100         11        0          0           0
January 20, 2022               100         0         0          0           0
January 20, 2023               100         0         0          0           0
January 20, 2024               100         0         0          0           0
January 20, 2025               100         0         0          0           0
January 20, 2026               100         0         0          0           0
January 20, 2027               100         0         0          0           0
January 20, 2028               100         0         0          0           0
January 20, 2029               100         0         0          0           0
January 20, 2030               100         0         0          0           0
January 20, 2031               89          0         0          0           0
January 20, 2032               77          0         0          0           0
January 20, 2033               63          0         0          0           0
January 20, 2034               49          0         0          0           0
January 20, 2035               33          0         0          0           0
January 20, 2036               16          0         0          0           0
January 20, 2037                0          0         0          0           0

Weighted Average Life to
Maturity (in years)(1)         26.76     9.04       5.46        4.12       3.56
--------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                    Class M-3
                           -----------------------------------------------------
Distribution Date                    0%       50%      100%      150%     200%
-----------------                    --       ---      ----      ----     ----
Initial Percentage                   100       100      100       100      100
January 20, 2008                     100       100      100       100      100
January 20, 2009                     100       100      100       100      100
January 20, 2010                     100       100      100       100      100
January 20, 2011                     100       100       77        43       22
January 20, 2012                     100       100       52        23       0
January 20, 2013                     100       88        35        10       0
January 20, 2014                     100       69        20        0        0
January 20, 2015                     100       54        9         0        0
January 20, 2016                     100       42        0         0        0
January 20, 2017                     100       32        0         0        0
January 20, 2018                     100       25        0         0        0
January 20, 2019                     100       19        0         0        0
January 20, 2020                     100       14        0         0        0
January 20, 2021                     100        *        0         0        0
January 20, 2022                     100        0        0         0        0
January 20, 2023                     100        0        0         0        0
January 20, 2024                     100        0        0         0        0
January 20, 2025                     100        0        0         0        0
January 20, 2026                     100        0        0         0        0
January 20, 2027                     100        0        0         0        0
January 20, 2028                     100        0        0         0        0
January 20, 2029                     100        0        0         0        0
January 20, 2030                     100        0        0         0        0
January 20, 2031                      89        0        0         0        0
January 20, 2032                      77        0        0         0        0
January 20, 2033                      63        0        0         0        0
January 20, 2034                      49        0        0         0        0
January 20, 2035                      33        0        0         0        0
January 20, 2036                      16        0        0         0        0
January 20, 2037                      0         0        0         0        0

Weighted Average Life to
Maturity (in years)(1)              26.75    8.98      5.43      4.09      3.54
----------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                           at the Respective Percentages of PPC Set Forth Below:
                                                   Class M-4
                           -----------------------------------------------------
Distribution Date                   0%        50%       100%      150%     200%
-----------------                   --        ---       ----      ----     ----
Initial Percentage                 100        100       100       100       100
January 20, 2008                   100        100       100       100       100
January 20, 2009                   100        100       100       100       100
January 20, 2010                   100        100       100       100       100
January 20, 2011                   100        100        77        43       22
January 20, 2012                   100        100        52        23        0
January 20, 2013                   100        88         35        0         0
January 20, 2014                   100        69         20        0         0
January 20, 2015                   100        54         0         0         0
January 20, 2016                   100        42         0         0         0
January 20, 2017                   100        32         0         0         0
January 20, 2018                   100        25         0         0         0
January 20, 2019                   100        19         0         0         0
January 20, 2020                   100        10         0         0         0
January 20, 2021                   100         0         0         0         0
January 20, 2022                   100         0         0         0         0
January 20, 2023                   100         0         0         0         0
January 20, 2024                   100         0         0         0         0
January 20, 2025                   100         0         0         0         0
January 20, 2026                   100         0         0         0         0
January 20, 2027                   100         0         0         0         0
January 20, 2028                   100         0         0         0         0
January 20, 2029                   100         0         0         0         0
January 20, 2030                   100         0         0         0         0
January 20, 2031                    89         0         0         0         0
January 20, 2032                    77         0         0         0         0
January 20, 2033                    63         0         0         0         0
January 20, 2034                    49         0         0         0         0
January 20, 2035                    33         0         0         0         0
January 20, 2036                    16         0         0         0         0
January 20, 2037                    0          0         0         0         0

Weighted Average Life to
Maturity (in years)(1)            26.73     8.90       5.39      4.06      3.51
---------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            Percentage of Initial Class Balance Outstanding
                         at the Respective Percentages of PPC Set Forth Below:
                                           Class M-5
                         -------------------------------------------------------
Distribution Date             0%         50%        100%       150%      200%
-----------------             --         ---        ----       ----      ----
Initial Percentage            100        100        100        100       100
January 20, 2008              100        100        100        100       100
January 20, 2009              100        100        100        100       100
January 20, 2010              100        100        100        100       100
January 20, 2011              100        100         77         43        22
January 20, 2012              100        100         52         23        0
January 20, 2013              100         88         35         0         0
January 20, 2014              100         69         20         0         0
January 20, 2015              100         54         0          0         0
January 20, 2016              100         42         0          0         0
January 20, 2017              100         32         0          0         0
January 20, 2018              100         25         0          0         0
January 20, 2019              100         17         0          0         0
January 20, 2020              100         0          0          0         0
January 20, 2021              100         0          0          0         0
January 20, 2022              100         0          0          0         0
January 20, 2023              100         0          0          0         0
January 20, 2024              100         0          0          0         0
January 20, 2025              100         0          0          0         0
January 20, 2026              100         0          0          0         0
January 20, 2027              100         0          0          0         0
January 20, 2028              100         0          0          0         0
January 20, 2029              100         0          0          0         0
January 20, 2030              100         0          0          0         0
January 20, 2031              89          0          0          0         0
January 20, 2032              77          0          0          0         0
January 20, 2033              63          0          0          0         0
January 20, 2034              49          0          0          0         0
January 20, 2035              33          0          0          0         0
January 20, 2036               6          0          0          0         0
January 20, 2037               0          0          0          0         0

Weighted Average Life to
Maturity (in years)(1)       26.70       8.79      5.33       4.01      3.43
-------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                             Percentage of Initial Class Balance Outstanding
                          at the Respective Percentages of PPC Set Forth Below:
                                               Class M-6
                         -------------------------------------------------------
Distribution Date             0%         50%        100%        150%       200%
-----------------             --         ---        ----        ----       ----
Initial Percentage            100        100        100         100         100
January 20, 2008              100        100        100         100         100
January 20, 2009              100        100        100         100         100
January 20, 2010              100        100        100         100         100
January 20, 2011              100        100         77          43         12
January 20, 2012              100        100         52          15          0
January 20, 2013              100         88         35          0           0
January 20, 2014              100         69         6           0           0
January 20, 2015              100         54         0           0           0
January 20, 2016              100         42         0           0           0
January 20, 2017              100         32         0           0           0
January 20, 2018              100         21         0           0           0
January 20, 2019              100         0          0           0           0
January 20, 2020              100         0          0           0           0
January 20, 2021              100         0          0           0           0
January 20, 2022              100         0          0           0           0
January 20, 2023              100         0          0           0           0
January 20, 2024              100         0          0           0           0
January 20, 2025              100         0          0           0           0
January 20, 2026              100         0          0           0           0
January 20, 2027              100         0          0           0           0
January 20, 2028              100         0          0           0           0
January 20, 2029              100         0          0           0           0
January 20, 2030              100         0          0           0           0
January 20, 2031              89          0          0           0           0
January 20, 2032              77          0          0           0           0
January 20, 2033              63          0          0           0           0
January 20, 2034              49          0          0           0           0
January 20, 2035              33          0          0           0           0
January 20, 2036               0          0          0           0           0
January 20, 2037               0          0          0           0           0

Weighted Average Life to
Maturity (in years)(1)       26.64      8.60       5.24        3.93       3.37
------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                          at the Respective Percentages of PPC Set Forth Below:
                                             Class M-7
                          ------------------------------------------------------
Distribution Date             0%        50%        100%       150%        200%
-----------------             --        ---        ----       ----        ----
Initial Percentage            100       100        100        100         100
January 20, 2008              100       100        100        100         100
January 20, 2009              100       100        100        100         100
January 20, 2010              100       100        100        100         100
January 20, 2011              100       100         77         43          0
January 20, 2012              100       100         52         0           0
January 20, 2013              100        88         23         0           0
January 20, 2014              100        69         0          0           0
January 20, 2015              100        54         0          0           0
January 20, 2016              100        42         0          0           0
January 20, 2017              100        18         0          0           0
January 20, 2018              100        0          0          0           0
January 20, 2019              100        0          0          0           0
January 20, 2020              100        0          0          0           0
January 20, 2021              100        0          0          0           0
January 20, 2022              100        0          0          0           0
January 20, 2023              100        0          0          0           0
January 20, 2024              100        0          0          0           0
January 20, 2025              100        0          0          0           0
January 20, 2026              100        0          0          0           0
January 20, 2027              100        0          0          0           0
January 20, 2028              100        0          0          0           0
January 20, 2029              100        0          0          0           0
January 20, 2030              100        0          0          0           0
January 20, 2031              89         0          0          0           0
January 20, 2032              77         0          0          0           0
January 20, 2033              63         0          0          0           0
January 20, 2034              49         0          0          0           0
January 20, 2035              19         0          0          0           0
January 20, 2036               0         0          0          0           0
January 20, 2037               0         0          0          0           0

Weighted Average Life to
Maturity (in years)(1)      26.47      8.23       5.04       3.78        3.23
------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2007-A              $716,215,000 (approximate)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              Percentage of Initial Class Balance Outstanding
                          at the Respective Percentages of PPC Set Forth Below:
                                             Class M-8
                          ------------------------------------------------------
Distribution Date             0%        50%        100%       150%       200%
-----------------             --        ---        ----       ----       ----
Initial Percentage            100       100        100        100        100
January 20, 2008              100       100        100        100        100
January 20, 2009              100       100        100        100        100
January 20, 2010              100       100        100        100        100
January 20, 2011              100       100         60         3          0
January 20, 2012              100       100         19         0          0
January 20, 2013              100        79         0          0          0
January 20, 2014              100        48         0          0          0
January 20, 2015              100        22         0          0          0
January 20, 2016              100        2          0          0          0
January 20, 2017              100        0          0          0          0
January 20, 2018              100        0          0          0          0
January 20, 2019              100        0          0          0          0
January 20, 2020              100        0          0          0          0
January 20, 2021              100        0          0          0          0
January 20, 2022              100        0          0          0          0
January 20, 2023              100        0          0          0          0
January 20, 2024              100        0          0          0          0
January 20, 2025              100        0          0          0          0
January 20, 2026              100        0          0          0          0
January 20, 2027              100        0          0          0          0
January 20, 2028              100        0          0          0          0
January 20, 2029              100        0          0          0          0
January 20, 2030              100        0          0          0          0
January 20, 2031              81         0          0          0          0
January 20, 2032              60         0          0          0          0
January 20, 2033              37         0          0          0          0
January 20, 2034              13         0          0          0          0
January 20, 2035               0         0          0          0          0
January 20, 2036               0         0          0          0          0
January 20, 2037               0         0          0          0          0

Weighted Average Life to
Maturity (in years)(1)       25.41      7.04       4.29       3.29       3.06
------------------------

(1) The weighted average life of a class of Certificates is determined by (i) multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of issuance of such class to the related Distribution date, (ii) adding the results and (iii) dividing the sum by the initial class balance.

--------------------------------------------------------------------------------

Banc of America Securities LLC
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------